Exhibit 10.8

LEASE AGREEMENT

THIS LEASE AGREEMENT, made as of this 1st day of July 2001, by and between Sarcom Properties, Inc having its principal place of business at 8405 Pulsar Drive, Columbus, Ohio 43240, hereinafter referred to as “Landlord”, and Sarcom Desktop Solutions, Inc., having its principal place of business at 8337 Green Meadows Drive N., Lewis Center, Ohio 43035, hereinafter referred to as “Tenant.”

1.             DEMISED PREMISES

Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby rents from Landlord, approximately 144,000 square feet of space in a certain facility, together with the real estate upon which it is located, and all improvements located therein, located at 8337 Green Meadows Drive in the City of Lewis Center, State of Ohio, as is more particularly described on Exhibit A attached hereto and made a part hereof (said building, improvements, and real estate shall be hereinafter referred to as the “Premises”.)

2.             TERM

The term of this lease shall commence on July 1, 2001 and terminate on December 31, 2004 unless sooner terminated as provided herein.

3.             RENT

(a)           Tenant shall pay to Landlord during each year of the Term hereof annual fixed rental for the Premises in the amount of Eight Hundred Seventy Six Thousand and No/100 Dollars ($876,000.00) per year (“Fixed Rental”), payable in twelve (12) equal monthly installments of Seventy Three Thousand and No/100 ($73,000.00) each.

(b)           In the event Tenant elects to receive any portion of the Tenant Allowance, as defined below, the Fixed Rental payable by Tenant for the Premises shall increase on a pro rata basis, based upon the portion of the Tenant Allowance taken, as illustrated below. For example, if Tenant takes $30,000.00 of the $100,000.00 available Tenant Allowance, the Fixed Rental shall increase by a percentage calculated as follows: the amount of Tenant Allowance taken ($30,000.00) times an interest rate of 2.74% over the total Tenant Allowance available ($100,000.00), or 82% in this case. The Fixed Rental payable by Tenant ($876,000.00 annually, above) shall increase by .82% and, in this example, shall become $883,183.20 per year, payable in, twelve (12) equal monthly installments of Seventy Three Thousand Five Hundred Ninety Eight and 60/100 Dollars ($73,598.60). In the event that Tenant elects to receive the entire Tenant Improvement Allowance, as defined below, the Fixed Rental payable by Tenant for the Premises shall be Nine Hundred Thousand and No/100 Dollars ($900,000.00) per year, payable in twelve (12) equal monthly installments of Seventy Five Thousand and No/100 Dollars ($75,000.00) each.

The monthly installment of the Annual Fixed Rental is due in advance on or before the fifth day of each and every calendar month during the term of this lease, to landlord at Sarcom Properties, Inc., 8405 Pulsar Drive, Columbus, Ohio 43240, or such other place as Landlord may from time to time designate in writing without prior demand thereof and without any set-off or deduction whatsoever. In the event that the commencement date of the term of this Lease shall occur on a day other than the first day of a calendar month, the first rental payment shall be prorated on the basis of a thirty (30) day month and shall be due and payable on the commencement date.

(c)           Tenant shall pay any and all sums of money or charges required to be paid by Tenant as additional rent under this Lease promptly when the same are due, without any deduction or set-off whatsoever. Tenant’s failure to pay any such amounts or charges when due shall carry with it the same consequences as the failure to pay Fixed Rental. All such amounts or charges shall be payable to Landlord at the place where rent is payable.

(d)           In the event that (i) Tenant shall fail to pay Fixed Rental payments on the date when due and such non-payment continues for five (5) or more calendar days after the same be due and payable, or (ii) Tenant shall fail to pay any other rental payment or charge due from Tenant to Landlord hereunder on the date when due and such non-payment continues for five (5) or more calendar days after the same be due and payable, and Tenant does not cure the default in (d)(i) or (ii) above within ten (10) calendar days after written demand by Landlord that the default be cured, Tenant shall pay a late payment charge equal to one and one-half percent (1.5%) per month of the amount of such payment from the due date thereof until paid by Tenant. In like manner, all othr obligations, benefits and moneys which may be due to Landlord from Tenant under the terms hereof, or which are paid by landlord because of Tenant’s default hereunder, shall bear interest at the lesser of (i) the highest rate then allowable by law or (ii) the rate of three percent (3%) per annum above the prime rate announced by Bank One, Columbus, NA of Columbus, Ohio as its prime rate as of the due date, (in either instance the “Default Rate”) from the due date until paid or, in the case of sums paid by Landlord, because of Tenant’s default hereunder, from the dale such payments are made by Landlord until the date Landlord is reimbursed by Tenant

4.             USE OF PREMISES

(a)           Tenant shall use the Premises for general warehousing, configuration, distribution and light manufacturing of computer products clammed under Section 310.0 of the Ohio Basic Building Code, effective September 1, 1992, being in either the S-1 Moderate Hazard Storage Uses or the S-2 Low Hazard Storage Uses (see Exhibit B), or any combination of the two, office uses, training and education uses and for no other purpose without the prior written consent of the Landlord, which shall not be unreasonably withheld Landlord and Tenant have been provided an inspection report, issued by Jezerinac Geers & Associates, Inc., dated December 15, 2000, attached hereto as Exhibit C (“Inspection Report”), which includes recommendations for the mediation of certain structural defects of the Premises. Landlord covenants to perform any and all actions required for the remediation of the structural defects disclosed by the Inspection Report, as needed, throughout the Term of this Lease. Subject to Landlord’s obligations ‘described in the preceding sentence, Tenant agrees and accepts the Premises in an “as is” condition and acknowledges that neither Landlord nor any officer, partner, agent, or employee of the Landlord has made any other representation or warranty regarding the Premises, its condition or Tenant’s use and occupancy thereof, or undertaken any covenant, unless expressly set forth in this Lease.

(b)           Landlord shall, at its sole expense, comply with all laws, ordinances, orders and regulations of federal, state, county, and municipal authorities and with any direction of any public officer or off, pursuant to law, and with any restrictions of record; which shall impose any liability, order or duty upon Landlord or Tenant with respect to Tenant’s use or occupancy of the Premises including compliance wit : the Americans with Disabilities Act of 1990.

5.             INSURANCE

(a)           Tenant agrees: that, at its own cost and expense, it shall procure and continue in force, the name of Landlord and Tenant, general liability Insurance, on an occurrence basis, against any and all claims for injuries to persons or damage to property occurring in, about, or upon the Premises, in including the interior and exterior common areas, if any, and including all damage from signs, fixtures or other appurtenances, now or hereafter erected upon the Premises, during the term of this Lease. Such insurance shall at all times be in an amount not less than One Million Dollars ($1,000,000.00) on account of bodily injury to or death of one (1) person and Two Million Dollars ($2,000,000.00) on account of bodily injuries or death of more than one person as a result of any accident or disaster, and Five Hundred Thousand Dollars ($500,000.00) for property damage in any one accident. Such insurance shall be written by a company or companies authorized to engage in the business of general liability insurance in the State of Ohio, and a certificate of all such policies procured by Tenant in compliance herewith shall be delivered to Landlord at least fifteen (15) days prior to the time such insurance is required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy. Such policy shall bear an endorsement stating that the insurer agrees to notify Landlord not less than ten (10) days in advance of modification or cancellation thereof.

(b)           Tenant agrees that, at its own cost and expense, it shall procure and continue in force, for the benefit of the Landlord, insurance insuring the building, the fixtures and other property located therein, on an all-risk basis, including, but not limited to, the perils of fire, with fall extended coverage, vandalism and malicious mischief, sprinkler leakage, collapse, and falling objects, in an amount not less than One Hundred Percent (100%) of full insurable replacement value thereof, without credit for depreciation, and in all events sufficient in amount to prevent the insured from being a co-insurer within the terms of the policy or policies in question. Tenant shall also maintain, to the extent applicable, insurance against loss or damage from the explosion of boilers, heating apparatus or other pressure vessels installed in the building, or any part thereof, and shall further maintain such other insurance in such amounts and against such insurable risks as may from time to time be reasonably required by Landlord. All policies shall provide that loss thereunder shall be payable to Landlord or, if Landlord should so request, to any mortgagee of Landlord, provided that Landlord shall hold the proceeds of any such policies and make the same available to Tenant under conditions of disbursement satisfactory to said mortgagee and on the basis of work completed. Such insurance shall be written by a company or companies authorized to engage in the busies of fire and extended coverage insurance in the State of Ohio, and a certificate of all such .policies procured by Tenant in compliance herewith shall be delivered to Landlord at least fifteen (15) days prior to the time such insurance is required to be carried by Tenant, and therefor at least fifteen (15) days prior to the expiration of any such policy. Such policy shall bear an endorsement stating that the insurer agrees to notify Landlord not less than ten (10) days in advance of modification or cancellation thereof.

(c)           If the Tenant at any time during the term hereof should fail to secure or maintain the above insurance required in Article 5(a) and 5(b), the Landlord shall be permitted to obtain such insurance in the Tenant’s name or as the agent of the Tenant. Any amount paid by the Landlord for such insurance shall become immediately due and payable as rent by Tenant to Landlord, together with interest thereon at the prime rate charged by Bank One, Columbus, NA of  Columbus, Ohio as of the date of payment, from the date of payment by Landlord until paid by Tenant. Any such payment by Landlord shall not be deemed to be a waiver of any other rights which the Landlord may have under the provision of this lease or as provided by law.

(d)           Each of the parties hereby waives all causes of action and rights of recovery against the other party, its agents, officers and employees, for any loss or damage occurring to the Premises or the improvements, fixtures, merchandise and personal property of every kind located in and about the Premises resulting from any perils fully and effectively covered by insurance, regardless of cause or origin, including negligence of either party, its agents, officers and employees, to the extent of any recovery under any policy or policies of insurance, provided that the same will not be invalidated in whole or in part by reason hereof.

6.             MAINTENANCE OBLIGATIONS

(a)           Landlord shall make repairs or replacements of those items disclosed by the inspection report attached hereto as Exhibit C to the extent such repairs or replacements are necessary. Landlord otherwise shall be under no obligation to rebuild, replace, maintain or make repairs of any nature, structural or otherwise, to the Premises during the term of this Lease or any extension or renewal thereof. Tenant shall, during the term of this Lease, and any extension thereof, maintain the Premises, and, at its own expanse, make all repairs and replacements, or ordinary or extraordinary, structural or otherwise, required to keep the Premises and all heating, air conditioning, plumbing and electrical system and all fixtures and equipment, in good order and repair. All repairs and replacements made by Tenant shall be equal in quality to the original work. Notwithstanding anything herein to the contrary, Landlord shall be responsible, at its sole cost and expense, for compliance with all laws, ordinances, orders, codes and regulations of federal, state, county, and municipal: authorities and with any direction of any public officer or officers, pursuant to law, and with any restrictions of record, which require structural, changes to the Premises. Landlord hereby represents that as of the date hereof ,the roof and all structural components related thereto are not in need of any repairs or replacement and are in good condition.

(b)           Tenant shall, at its sole cost and expense, maintain all parking areas, driveways and access roadways situated the Premises in good condition and repair and reasonably clear of snow and debris, and shall at its expense adequately illuminate the parking areas and driveways situated on the Premises during business hours.

(c)           Tenant shall, at its sole east and expense, maintain and keep open, free from obstruction and in good repair, all electric, water, sewer and other utility lines and connections, conduits, pipes, catch basins, manholes, poles, lighting fixtures and other related facilities situated in, under or on the Premises.

(d)           In the event Tenant should neglect to maintain the Premises, Landlord shall have the right (but not the obligation) to cause repairs or corrections to be made. Any amounts paid by the Landlord for such repairs or corrections shall become immediately due and payable as rent by Tenant to Landlord, together with interest thereon at the Default Rate.

Any such payments by Landlord shall not be deemed to be a waiver of any other rights which the Landlord may have under the provisions of this Lease or as provided by law.

7.             REAL ESTATE TAXES AND ASSESSMENTS

(a)           Tenant shall pay as additional rent, during the term of this Lease or any renewal or extension thereof, as promptly as the same become due and payable, all personal property taxes and real estate taxes and assessments, both general and special, and any other public charges of any nature, ordinary or extraordinary, now or hereafter levied, assessed, charged or imposed upon the Premises during the term pf this Lease, or now or hereafter arising in respect of the occupancy, use or won of the Premises, or any part thereof, by Tenant. Landlord agrees to reimburse Tenant for any real estate taxes and assessments, both general and special levied, assessed, charged or imposed upon the Premises prior to the commencement of the term of this Lease. Tenant shall furnish to the Landlord upon demand receipts evidencing payment of all such taxes, assessments and public charges. Upon termination of this Lease, all such taxes, assessments and public charges for the then calendar year shall be prorated between the parties using in the case of taxes the rate and valuation in effect for the preceding year unless the rate and valuation for the current year are known.

(b)           If Tenant fails to pay such tames, assessments, or charges, Landlord may, at his option, pay such taxes, assessments, or charges, together with all penalties and interest which may have been added thereto because of Tenant’s delinquency or default, and may likewise redeem the Premises, or any part thereof, or the building or improvements situated thereon, from any tax sale or sales. Any such amounts so paid by Landlord shall become immediately due and payable as rent by Tenant to Landlord, together with interest thereon at the prime rate charged by Bank One, Columbus, NA of Columbus, Ohio, as of the due date, from the date of payment by Landlord until paid by Tenant. Any such payment by Landlord shall not be deemed to be a waiver of any rights which the landlord may have under the provisions of this lease or as provided by law.

8.             NET LEASE

It is the purpose and intent of Landlord, and Tenant that the rent payable by Tenant hereunder shall be absolutely net to Tenant so that his Lease shall yield, net, to Landlord, the rent specified in Article 3 hereof, and that all costs, expenses or obligations of every kind and nature whatsoever relating to the Premier, except interest and amortization required to be paid by Landlord on any mortgage, shall be paid by Tenant. Tenant hereby agrees to and shall indemnify and save Landlord harmless from and against any such costs, expenses and obligation.

9.             ALTERATIONS AND INSTALLATIONS

(a)           Tenant shall not make any alterations, installations, additions or improvements in or to the Premises without Landlord’s prior written consent in each and every instance, which consent will not be reasonably withheld. Any of the foregoing work consented to by Landlord shall be done by competent contractors, approved by Landlord, in a good and workmanlike manner and at Tenant’s sole expense, unless otherwise agreed to in writing by the parties. Tenant shall, for all approved alterations, at its sole cost and expense, obtain and provide Landlord with a copy of all construction or alteration permits and with certificates of occupancy upon completion and shall otherwise comply with all applicable laws and regulations. If the: construction work is expected to cost in excess of Ten Thousand Dollars ($10,000.00 ), Landlord shall have the right to require Tenant to submit evidence of the availability of funds for such work.

(b)           All alterations, upon, additions, or improvements in or to the Premises, whether installed by Landlord or Tenant, shall become Landlord’s property and shall remain upon and be surrendered with said Premises without disturbance or injury upon the termination this Lease by Lapse of time or otherwise, all without payment or credit to Tenant, unless otherwise agreed to in writing by Landlord and Tenant.

(c)           All articles of personal property and trade fixtures owned or installed by Tenant at its expense on the Premises shall remain the property of Tenant any may be removed by Tenant at any time, provided that Tenant is not in default hereunder and that Tenant shall promptly repair at its expense any and all damage to the Premises caused by such removal. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of Landlord or of persons occupying adjourning Premises, or for any loss or damage resulting to the Tenant or its property from damage or destruction to the Premises or from bursting, stoppage or leakage of water, gas, sewer or steam pipes or any damage or loss of property within the Premises from any causes whatsoever.

10.           DAMAGE OR DESTRUCTION

In the event of loss or destruction at or wage or injury to the Premises, or any part thereof, by fire, the elements or any other cause whatsoever, Tenant shall have no right to terminate this Lease or to surrender the Premises, whether or not the Premises are thereby rendered untenantable or unfit for occupancy. Whether or not such loss, destruction or damage shall be covered by insurance and whether or not the insurance proceeds are adequate for the purpose, Tenant shall promptly repair, restore or rebuild the damaged portions of the Premises to a condition as nearly as reasonably possible to the condition they were in immediately prior to such damage or destruction, or with such changes and alterations as may be agreed to by Landlord and Tenant. Landlord shall have the right to approve all such construction n plans. Landlord agrees to disburse to Tenant, or its contractor, insurance proceeds received by Landlord, under conditions or disbursements satisfactory to Landlord and its mortgagee which are reasonable and customary in the community and on the basis of work completed. Such repairs, restoration, replacements or rebuilding shall be prosecuted and completed with reasonable diligence.

11.           SUBORDINATION TO MORTGAGES

Provided Tenant receives a Subordination and Non-Disturbance Agreement in a form reasonably acceptable to Tenant, Tenant agrees that this Lease shall be subject and subordinate to any mortgages that may hereafter be placed upon the Premises and to any and all advances to any be made thereunder and to the interest thereon, and any and all renewals, replacements and extensions thereof, provided, that any such mortgage or a separate agreement furnished by such mortgagee to Tenant provides in substance, that if by foreclosure or otherwise such mortgagee or any successor in interest shall come into possession of the Premises or become the owner of the same or take over the rights of Landlord in the same, it will not disturb the possession, use or enjoyment, of the Premises by Tenant, its successors or assigns, nor disaffirm this Lease or Tenant’s rights or estate so long as, all of the obligations of Tenant are fully performed in accordance with the terms of this Lease:  Tenant agrees that any mortgagee may elect to have this Lease a prior lien to its mortgage and in the event of such election and upon notification, by any mortgagee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage whether this Lease is dated prior to or subsequent to the date of said mortgage. At the request of Landlord, Tenant shall execute and deliver to Landlord whatever Instruments may be required for the foregoing purposes.

12.           ASSIGNMENT AND SUBLETTING

(a)           Tenant shall not, without Landlord’s prior consent, which may not be unreasonably withheld:

(1)           assign, hypothecate, mortgage, encumber, or convey this Lease;

(ii)           allow any transfer thereof or any lien upon Tenant’s interest by operation of law;

(iii)          sublet the Premises or any part thereof; or

(iv)          permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant (items (i) through (iv), collectively, a “Transfer”).

(b)           If Tenant desires the consent of the Landlord to an Assignment or Subletting of all or a part of the Building Premises (that portion of the Premises being assigned or sublet shall hereinafter referred to as “Subject Premises”), Tenant shall submit to Landlord:

(i)            the proposed sublease or assignment, which is not to commence prior to the first day of the month immediately following the month in which the thirtieth (30th) day following the submission to Landlord occurs; and

(ii)           sufficient information to pent Landlord to determine the acceptability of the financial responsibility and charter of Sublessee or Assignee.

(iii)          the proposed sublease or assist shall be only for the remaining term or renewal term existing at the time the sublease or assignment is proposed; the Sublessee or Assignee shall have no, right to exercise any renewal options.

(c)           Landlord within thirty (30) days after receipt of such documents may:

(i)            terminate this Lease for the Subject Premises on the date the Sublessee or Assignment was to have been commenced; or

(ii)           so terminate this Lease for the, Subject Premises and lease the Subject Premises, directly to Sublessee or Assignee; and

(iii)          if this Lease for the Subject Premises be so terminated, Tenant shall remain liable, for the above fixed if this Lease for the Subject’ Premises be so terminated, Tenant shall annual renal to the termination die even though such may be billed subsequently.

(1)           If Landlord either terminates this Lease for the Subject Premises or terminates this Lease for the Subject Premises and leases the Subject Premises directly to Sublessee or Assignee, Tenant’s liability and this Lease shall remain in full force and effect for the remainder of the Premises and the term if the Sublease is for less than the entire Premises or remaining term:

(d)           If Landlord does not either terminate this Lease for the Subject Premises or terminate this Lease for the Subject Premises and lease the Subject Premises directly to Sublessee or Assignee pursuant to paragraph (c) above, Landlord ill not reasonably withhold its consent except that such consent need not be granted if:

(i)            in the reasonable judgment of Landlord the purposes for which the Sublessee or Assignee intends to use the Subject Premises are not in keeping with the use provisions contained within this Lease;

(ii)           the Subject Premises is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes;

(iii)          Space exists in the Building which may be leased directly from Landlord without considering an Assignment or Sublease;

(iv)          Tenant is in default under this Lease;

(v)           in the reasonable judgment of the Landlord, the intended use of the Subject Premises will increase the cost of insurance for the Building; and

(vi)          consent will, cause Landlord to violate any covenant extended to any other Tenant, Sublessee, or Assignee.

(e)           If Landlord grants consent:

(i)            the terms and conditions of this Lease, including among other things, Tenant’s liability for the Subject Premises shall in no way be deemed or modified, abrogated or amended;

(ii)           the consent shall nut be deemed a consent to any further subletting or assignment by either Tenant, Sublessee or Assignee;

(iii)          If Tenant shall fail to pay the rent as defined in Article 15, if all or any part of the leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may at its option, collect directly from the Assignee or Sublessee all rents becoming due to Tenant by reason of the Assignment Sublease, and Landlord shall have a security interest in all properties on the leased Premises to secure payment of such sums. Any collection directly by Landlord from the Assignee or Sublessee shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease.

(f)            No Assignment under this paragraph shall be valid or effective until there is delivered to Landlord a duplicate original of the written instrument of assignment in recordable form containing the name and address of the Assignee and the assumption by the Assignee of this Lease and of all obligations under this Lease to be performed by Tenant after the effective date of the assignment. No sublease consented to by Landlord shall be valid or effective until a duplicate original thereof shall be delivered to Landlord.

(g)           Notwithstanding anything in this Lease to the contrary, a sale of the stock or ownership interests of Tenant shall not be deemed to be a Transfer for purposes this Lease. Moreover Tenant shall have the right (a “Permitted Transfer”) to assign this Lease in connection with any of the following: (1) sale of less than fifty percent (50%) of: the stock or ownership interests of Tenant, (2) sale or transfer of fifty percent (50%) or more of the stock or ownership interests of Tenant, provided the transferee is in a comparable or superior financial condition than Tenant at the time of the transfer (3) merger or consolidation of Tenant, or (4) an assignment or sublet to an entity which is controlled by, controlling or under common control with Tenant, in each :case wither Landlord’s consent Landlord shall have no right to increase the Rent under this Lease, to recapture any or all of the Premises or terminate the Lease or to seek the payment of any costs of the Landlord in connection with such permitted transfer. Any sublet or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present, or future, under this Lease, and Tenant all continue fully liable thereunder; provided, however, in the case of an assignment effected pursuant to the preceding provision, Tenant shall be released and discharged of its obligations and liabilities hereunder so long as any such assignee has net worth equal to or in excess of the net worth of Tenant and executes an instrument in writing fully assuming all of the obligations : and liabilities imposed upon Tenant under this Lease and delivers the same to Landlord where upon Tenant shall be released of all such future accruing liability. Tenant shall deliver to Landlord promptly after the effective date, of any such Transfer, an executed copy of each such sublease or assignment

13.           ACCESS TO THE PREMISES

(a)           Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times with reasonable notice to examine the same and to make such repairs as Tenant is obligated to make hereunder, but has failed to make after written notice from Landlord. Landlord shall be allowed to take all materials and equipment into the Premises that may be required to carry out only of the foregoing Landlord agrees, however, to use its best efforts to prevent any unnecessary inconvenience to Tenant in exercising any of the foregoing rights.

(b)           After prior notice to Tenant, Landlord may exhibit the Premises to prospective purchasers, lenders and tenants at reasonable times. During the last one hundred eighty (180) days of this Lease, or any renewal term, Landlord may enter the Premises for the purpose of altering, renovating, decorating, repairing or otherwise preparing the Premises for reletting.

(c)           Landlord reserves unto itself, however, the use of the roof, exterior walls and the area above and beneath the Premises, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Premises in location which  shall not materially inter a with Tenant’s use thereof and serving other parts of the Building Premises at Landlord’s expense.

(d)           Landlord may exercise all or any of the foregoing rights without being deemed guilty of an eviction or disturbance of Tenant’s use and possession, without being liable in any manner to Tenant, and without elimination or abatement of rent, or payment of other compensation.

(e)           Notwithstanding anything herein to the contrary, Landlord’s rights under this paragraph are limited to Tenant related purposes or purposes which will directly benefit Tenant.

14.           MECHANICS LIENS

If a mechanics lien is filed against the Premises for, or purporting to be for, labor or material alleged to have been furnished; or to be furnished to, or for Tenant or any Sublessee of Tenant at the Premises, Tenant shall cause such lien to be discharged within fifteen (15) days after written notice from Landlord, by bonding proceedings or otherwise. If Tenant shall fail to take such actions as shell cause such lien to be discharged within said fifteen (15) day period, Landlord may, at its optima pay the amount of such lien or may discharge the same by bonding proceedings and, in the event of such bonding proceedings, Landlord may require the linear to prosecute the appropriate action to enforce the lienor’s claim. Any such amount paid or expense incurred by Landlord, or any expense incurred or sum of money paid by Landlord by reason of the failure of Tenant to comply with the foregoing provision of this paragraph, or in defending any such action, shall become immediately due and payable as rent by Tenant to Landlord, together with interest thereon at the rate of the prime rate charged by Bank One, Columbus, NA of Columbus, Ohio as of the date of payment, from the date of payment by Landlord until paid by Tenant. Any such payment by Landlord shall not be deemed to be a waiver of any rights which the Landlord may have under the provision of this Lease or as provided by law.

15.           REMEDIES OF LANDLORD

(a)           If Tenant shall fail to pay to Landlord other amounts provided herein to be paid to Landlord within ten (10) days after rendition of a statement therefor, or defaults in the prompt and full performance of any of Tenant’s covenants and dents hereunder; and said default is not corrected within fifteen (15) days after notice from Landlord of said default (or if such default is of such a nature that it cannot be cured completely within such fifteen (15) day period, if Tenant shall not have promptly commenced to cure the default within said fifteen (15) day period or shall have not diligently prosecuted the curative work to completion), or if the leasehold interest of Tenant be levied upon under execution, or be attached, or if any voluntary or involuntary petition or similar pleading under any Act of Congress relating to bankruptcy shall be filed by or against Tenant, or if any voluntary or involuntary proceedings in any court or tribunal shall be instituted by or against Tenant, or any guarantor of this Lease, to declare Tenant or any guarantor of this Lease insult or finable to pay the debts of Tenant or any guarantor of this Lease, or if Tenant or any guarantor of this Lease make an assignment for the benefit of creditors or if a receiver be appointed for any property of Tenant, or if Tenant abandons the Premises, then and in any such election and with or without demand whatsoever forthwith terminate this Lease and Tenant’s right to possession of said Premises, or Landlord may, without this Lease, terminate Tenant’s right to possession of the Premises.

(b)           Upon the termination of this Lease, or upon the termination of Tenant’s rights to possession without termination of this Lease, Tenant: shall surrender possession and vacate the Premises immediately, and Landlord may enter into and repossess the Premises with our without process of law and remove all persons and property therefrom in the same manner and with the same right as if this Lease had not been made, and for the purpose of such entry and repossession Tenant waives any notice provided by Law or otherwise to be given in connection therewith.

(c)           If Landlord elects to terminate Tenant’s right to possession only, without terminating this Lease as above provided, Landlord may remove from the Premises and all property found therein (subject to the waiver of notice provisions of subparagraph (b) above), and such repossession shall not release Tenant from Tenant’s obligation to pay the rent reserved herein. After such repossession of the Premises by Landlord without termination of this Lease, Landlord agrees to make reasonable efforts to rent the Premises, or any part thereof; as agent of Tenant or otherwise, to such person, firms or corporations as Landlord: shall in its sole discretion consider financially responsible and suitable as a Tenant or Tenants and for such time and upon such terms as Landlord in Landlord’s sole discretion, may determine, and for the purpose of such relenting, Landlord may make repairs, alterations and additions to the Property and redecorate the same to the extent reasonably deemed by Landlord as necessary, and Tenant shall, upon demand, pay the cost thereof together with Landlord’s expenses (including but not limited to attorney’s fees and any broker’s commissions) of reletting. However, in no event shall Tenant be responsible for any costs for such repairs; alterations and additions in and to the Premises and redecorate the Premises in the event Landlord terminates Tenant’s right to possession during the final six (6) months of the Term; provided such termination is not a result of Tenant’s failure to pay sums due under the Lease; after notice, as provided in the Lease. If the rents collected by Landlord upon any such reletting are not sufficient to pay monthly and annually the full amount of the rent and other sums provided herein to be paid by Tenant to Landlord, together with the costs of such repairs, alterations, additions, redecorating and expenses, or if Landlord has not received any rents from reletting, Tenant shall pay to Landlord the amount of each monthly and annual deficiency upon demand. If the rent so collected from any such reletting is more than sufficient to pay the full amount of the rent reserved herein together with the cost of such repairs, alterations, additions, redecorating and expenses, Landlord, at the end of the stated term of this Lease, shall be under no obligation to account to Tenant for any surplus.

(d)           If Landlord elects to terminate this Lease as above provided, Landlord shall be entitled to recover as damages an amount equal to the then present value of the rent and other sums provided hereunto be paid by Tenant to Landlord for the entire remainder of the state Lease term.

(e)           Any and all property which may be removed from the Premises by Landlord may be handled, removed, stored or otherwise disposed of by Landlord at the risk and expense of Tenant, and Landlord shall in no event be responsible for the preservation or safekeeping thereof, or be deemed liable to Tenant in conversion or otherwise.

(f)            If Tenant shall default in performing any term, covenant or condition of this Lease, which default may be cured by the expenditure of money, Landlord, at Landlord’s option, may, but shall not be obligated .to on behalf Tenant, expend such sums as may be necessary to perform and fulfill such terns, covenant or condition, and any and any sums so owed by Landlord, with interest thereon at the Default Rate, shall be deemed to be additional rent, and shall be repaid by Tenant to Landlord on demand, but no such payment or expenditure by Landlord shall be deemed a waiver of Tenant’s default nor shall it affect any other remedy of Landlord by reason of such default.

(g)           All rights and remedies of Landlord herein set forth are in addition to any and all rights and remedies allowed by law and equity.

16.           INDEMNITY

(a)           Tenant Agrees to indemnify and save harmless Landlord from and against any and all claims as a result of or arising out of, directly or indirectly, any of the following:

(i)            the breach by Tenant or any of its agents, contractors, employees, customers, visitors or. licensees of any covenant or agreement of Lease on the part of Tenant to be performed or observed.

(ii)           Tenant’s use or occupancy of the Premises or any part thereof or any sidewalk, drive or space adjacent thereto.

(iii)          the carelessness, negligence or improper conduct of Tenant or any of its agents, contractors, employees, customers, visitors or licenscees.

(b)           Tenant further agrees to indemnify and save harmless Landlord from and against all costs, damages, expenses, losses, fines, liabilities and counsel fees paid, suffered or incurred as a result of any of the above-described claims or any actions or proceedings brought thereon; and in case any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tennant agrees to resist or defend at Tenant’s expense such action or proceeding by counsel satisfactory to Landlord.

(c)           Tenant’s liability under this Article 16 and this Lease extends to the acts and omissions of any subtenant or assignee of Tenant and any agent, contractor, employee customer, visitor or licensee of any such subtenant or assignee.

(d)           Landlord shall indemnify, protect, defend and hold harmless, Tenant and its officers, agents, partners, members and employees from and against any and all claims arising from Landlord or Landlord’s agents or employees, negligent willful acts or Landlord’s failure to affirmatively perform its obligations hereunder, in which event Landlord shall indemnify, defend and hold harmless Tenant and its officers, agents, partners and employees from any obligations, liabilities, costs, damages, claims and expenses of whatever nature arising as a result thereof.

17.           ESTOPPEL CERTIFICATES

At any time and from time to time, Tenant agrees, upon request in writing from Landlord, to execute; acknowledge and deliver to Landlord a statement in writing certifying, if true, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid.

18.           UTILITIES

Tenant, agrees during the term hereof to pay all charges for electricity, water, sewer, gas, heat, telephone and other utility services used, consumed or wasted upon the Premises. Landlord shall not be liable for the quality; quantity or any interference with such utilities.

19.           EMINENT DOMAIN

(a)           If the whole of the Premises shall be taken in appropriation proceedings or by any right of eminent domain (including a conveyance in lieu thereof) then this Lease shall terminate from the time possession thereof is required from public use and from that date on the parties shall be released from further obligations thereafter accruing hereunder.

(b)           If less than twenty-five Percent (25%) of the floor space of the building occupied by Tenant on. the Premises shall be so taken, the Lease term shall cease only with respect to the part so taken as of the day possession thereof is required for public use, and Tenant shall pay rent up to that day with appropriate refund by Landlord of such rent as may have been paid in advance for the portion so taken for a period subsequent to the date of the taking.

(c)           If twenty-five Percent (25%) or more of the space of the building occupied by Tenant shall be so taken, then the term of this Lease shall cease only as to the part so taken from the date possession thereof is required for public use and Tenant shall pay rent up to that day with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking; provided, however, that either party shall have the right to terminate this Lease in such event as to the entire Premises upon notice in writing thereof made upon the other party within thirty (30) days after such taking of possession.

(d)           If, following a taking of a portion of the Premises by eminent domain, this Lease is not terminated under the provisions of this Article, there shall be an equitable adjustment of the rent based upon the portion of the Premises taken, and Landlord shall make all necessary alterations to the Premises so as to make the Premises a complete architectural unit.

(e)           Tenant agrees that Landlord shall be entitled to collect from any condemning authority the entire award that may be made in any condemnation or appropriation proceeding without deduction therefrom for any estate or rights vested in or owned by Tenant, and Tenant shall not have any claim against Landlord by reason of any condemnation or taking of the whole or part of the Premises, nor any claim to the amount or any portion thereof which may be awarded as damages or paid as the result of any condemnation or taking; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for loss of business, depreciation to and cost of removal of stock and fixtures.

20.           NO WAIVER

(a)           No receipt of money by Landlord from Tenant with knowledge of the breach of any covenants of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit or after final judgment for possession of the Premises shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

(b)           No payment by Tenant or, receipt by Landlord of a lesser amount than the monthly rent. herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent o r pursue any other remedy in this Lease provided.

(c)           No delay or failure on the part of Landlord in exercising or enforcing any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any other right, power or privilege.

(d)           No act done or thing said by Landlord or Landlord’s agent or employees shall constitute a cancellation, termination. or modification of this Lease, or a waiver of any covenant, agreement or condition hereof, nor relieve Tenant from Tenant’s obligation to pay the rents reserved or other charges to be paid hereunder. Any waiver or release by Landlord and any cancellation, termination or modification of this Lease must be in writing signed by Landlord.

21.           NOTICES

Whenever it shall be necessary or desirable for Landlord to serve any notice or demand upon the other, such notice or demand shall be sent by U.S. Postal Service certified mail with return receipt, recognized courier service such as Federal Express or personal delivery. Notice may be given on behalf of either party by their attorney. Notices shall be addressed to the Landlord at the address where the last previous rental payment was paid. Notices shall be addressed to Tenant at 8337 Green Meadows Drive, Lewis Center, Ohio 43035. Notice sent. as aforesaid shall be deemed to have been served at the time the same is delivered or refused. Either party shall have the right to change the address for notices by giving written notice of such change to the other party.

22.           RECORDING

This Lease shall not be recorded. However, if either of the parties hereto desires to record a statutory memorandum to this Lease, Landlord and Tenant agree to execute and deliver to the other a recordable memorandum of this Lease containing only the minimum statutory requirements, which memorandum of this Lease may then be recorded in the office of the County Recorder of Franklin County, Ohio.

23.           END OF TERM

Upon the expiration or other termination of the term of this Lease, including any renewal term, Tenant shall quit and surrender to Landlord the Premises together with all alterations, installations; additions and. improvements, whether installed by Landlord or Tenant, broom. clean, and in as good condition and repair as. the same were in at the commencement of the term or were thereafter put by Landlord or Tenant, subject only to ordinary wear and tear, and damage or destruction by fire or other casualty covered by standard fire and extended coverage insurance, failing which Landlord may restore said Premises to such condition and Tenant shall pay the cost thereof, and Tenant shall remove all of its property from the Premises. If Tenant fails to remove Tenant’s carpeting and personal property and trade fixtures which it has a right to remove from the Premises within fifteen (15) days after written notice from Landlord, Tenant shall be conclusively presumed to have abandoned the same, and ownership thereof shall forthwith vest in Landlord without payment or credit to Tenant.

24            HOLDING OVER

Should Tenant remain in possession of the Premises after the date of the expiration of the term of this Lease without the consent of Landlord then, unless a new agreement in writing shall have been entered into between the parties hereto, Landlord shall have the option to treat Tenant as a trespasser or to hold Tenant as a Tenant from month-to-month at a monthly rental equal to 125% of the amount of the last monthly rent payable hereunder and otherwise subject to all of the terms and conditions of this Lease.

25.           SECURITY DEPOSIT

Not Applicable.

26.           LIMITATION OF LANDLORD’S LIABILITY

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant shall recover a. money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale of received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Premises, and Landlord and any individual signing this Lease on behalf of Landlord shall not be liable for any deficiency. It is understood that in no event shall Tenant have any right to levy execution against property of Landlord other than its interest in the Premises as hereinbefore expressly provided.

27.           MISCELLANEOUS

(a)           Applicable Law. The Laws of the State of Ohio shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

(b)           Headings. The headings of articles and paragraphs are inserted only as a matter of convenience and for referent and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease;

(c)           Assigns. The terms, covenants and conditions contained in the Lease shall bind and inure to the benefit of Landlord and Tenant their respective heirs, legal representatives, successors and assigns, subject, however, to the provision hereof requiring the consent of Landlord to any assignment or subletting of this Lease.

(d)           Entire Agreement. This Lease contains the entire agreement between the parties hereto, and shall not be modified in any manner except by an instrument in writing executed by both of said parties or their respective successors in interest.

28.           QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that upon Tenant paying the rent and other charges hereunder and observing and performing all the covenants, agreements and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised without hindrance of Landlord or any person lawfully claiming under Landlord, subject, nevertheless, to the terms and conditions of this Lease, any mortgage of Landlord, and any restrictions, conditions, reservations and agreements of record.

29.           ENVIRONMENTAL PROTECTION AND UTILITY REGULATION

(a)           Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated or disposed of on or in the Building Premises and/or Premises by Tenant, Tenant’s agents, employees, contractors or invitees without first obtaining Landlord’s written consent. If Hazardous Substances are used, stored, generated, or disposed of on or in Premises (regardless of whether Tenant obtained Landlord’s consent as required above), or if the Building Premises and/or Premises become contaminated in any manner for which Tenant is legally liable, Tenant shall unify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including without limitation, a decrease in value of the Building Premises and/or Premises, damages caused by loss or restriction or rentable or useable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorney’s fees, consultant and expert fees) arising during or after the term of the Lease, or at any time prior to the term of this Lease during which Tenant occupied the Premises, and arising as a result of such contamination. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Building Premises and/or Premises (regardless of whether Tenant obtained Landlord’s consent as required above) and that results in contamination, Tenant shall promptly, at sole expense, take any and all necessary actions to return the Building Premises and/or Premises to the condition existing prior to the presence of such Hazardous Substance. Tenant shall first obtain Landlord’s approval for any such remedial action. As used herein, “Hazardous Substance” includes any and all material or substances that are defined as “hazardous waste”, “extremely hazardous waste,” or a “hazardous substance” pursuant to state, federal or local governmental law, and for the purposes of this Lease, includes, but is not restricted to asbestos, polychlorinated biphenyl (“PCBs”), petroleum products and petroleum wastes.

(b)           The parties hereto acknowledge that energy shortages in the region in which the Building Premises is located may, from time to time, necessitate reduced or curtailed operation of the Building Premises and the business conducted by the Tenant in the Premises. Tenant agrees to and shall comply with such rules and regulations as may be promulgated from time to time by Landlord with respect to energy consumption, and during such periods of time when, in the opinion of Landlord, energy shortages so dictate, Tenant: shall reduce or curtail business operations in the Premises as shall be directed by Landlord. Compliance with such rules and regulations and such reduction or curtailment of business operations shall not constitute a breach. of Landlord’s covenant of quiet enjoyment nor shall the same constitute an actual or constructive eviction of Tenant, or otherwise invalidate or affect this Lease Agreement, and Tenant shall not be entitled to any diminution, reduction or abatement of rent during periods of reduction or curtailment of its operations. Failure to keep and observe said rules and regulations and/or to reduce or curtail business operations as herein provided shall constitute an event of default hereunder.

(c)           Landlord will indemnify, defend and save Tenant harmless from any and all actions, proceedings, claims, costs, including attorneys’ fees, expenses and losses of any kind arising (i) in connection with any failure by Landlord, any prior Tenant, any existing sub-Lessees as of the date hereof, or any other occupant to comply with any law, statute, ordinance or regulation governing the use, handling, storage, transportation, generation, release or disposal of Hazardous Substances, relating to or affecting the condition, use or occupancy of the Premises , (ii) in the event that the foregoing representation is incorrect, (iii) in connection with claims from the actions of any third party not under Tenant’s control (items (i) through (iii), collectively, a “Hazardous Substance Event”).

(d)           In the event that there is any Hazardous Substance Event on the Premises which requires remediation and Landlord fails to commence performance of such remediation within thirty (30) days of Landlord’s receipt of notice thereof and to diligently and in good faith pursue the remediation to completion, Tenant may perform such remediation, and any and all reasonable costs and expenses incurred by Tenant in the performance of any of Landlord’s obligations under this Article shall be due and payable by Landlord to Tenant, within thirty (30) days following presentation to Landlord of an invoice therefore. In the event such invoice is not paid by Landlord within said thirty (30) day period, Tenant may reduce any and all payments of Rent, by offsetting such costs against Rent reserved hereunder until such amounts paid by Tenant, plus interest at the Default fate from the expiration of the thirty (30) day period are fully repaid and reimbursed to Tenant. The parties hereby agree that if Tenant shall exercise any of its set-off rights under this Article, in no event shall the same be deemed a Default under any term of this Lease or otherwise.

30.           IMPROVEMENT

(a)           Landlord shall furnish Tenant an allowance (the “Tenant Allowance”), of up to One Hundred Thousand and No/100 Dollars ($100,000.00) upon Tenant’s written demand at anytime during the Term. It is understood that Tenant may use the Tenant Allowance for all of Tenant’s costs incurred in connection with this Lease, the costs of designing and constructing Tenant improvements, including all so-called hard and soft costs which is not limited to but will include architectural and engineering fees, any costs incurred for furniture, furniture systems, telecommunication systems, management information systems and the like, all moving and. relocation costs and any other costs associated with the establishment of Tenant in the Premise, cost associated with Licensing, Tenant’s legal expenses in connection with this Lease and any licenses, permits, or regulatory approvals arising in connection with the establishment and accreditation of Tenant at the Premises. The Tenant Allowance shall be used for improvements which, in Tenant’s reasonable judgment, be beneficial to future Tenants at the Property. In the event Tenant does not use all or any portion of the Tenant Allowance for the payment of the foregoing costs, Tenant may elect to apply such unused portion, or all, of the Tenant Allowance against Rent as such becomes due.

(b)           Landlord shall pay the Tenant Allowance to Tenant in monthly installments and in the amount requested by Tenant in writing (“Request for Allowance”) within twenty (20) days of Tenant’s Request for Allowance if all of the applicable following conditions are met:

(i)            Costs incurred by Tenant for architects, engineers or other professional services, Tenant shall only be required to submit to Landlord for payment a statement for such services from such person and the requirement set forth in clause 2 through 7 shall not be applicable;

(ii)           For construction payments, Tenant has obtained building permits for all of the work with executed sign offs and furnished copies thereon to Landlord;

(iii)          Tenant has substantially performed the work described in the Request for Allowance;

(iv)          Tenant has furnished Landlord (i) an affidavit from Tenant listing all contactors and suppliers whom Tenant has contracted with in connection with the work, together with the cost of each contract, and the dollar amount of work each contractor and supplier has performed in connection with the Request for Allowance, and (ii) an affidavit from Tenant’s general contractor listing all subcontractors and suppliers whom the general contractor has contracted with in connection with the work, together with the cost of each contract and the dollar amount of work each subcontractor and supplier has performed) in connection with the Request for Allowance;

(v)           Tenant has performed all work theretofore completed, which amount shall consist of at least the amount of the installment being requested;

(vi)          Tenant has furnished Landlord mechanic’s lien releases from the general contractor in connection with the list for Request for Allowance; and

(vii)         Tenant is not in Default under this Lease.

(c)           Landlord shall pay Tenant the final installment of the Allowance within twenty (20) days after Tenant’s final Request for Allowance provided the following conditions are met:

(i)            Costs incurred by Tenant for architects; engineers or other professional services, Tenant shall only be required to submit to Landlord for payment a statement for such services from such person and the requirement set forth in clause 2 through 7 shall not be applicable.

(ii)           Tenant has performed all of the work (including punch list items) in accordance with all applicable provisions of this Lease;

(iii)          Tenant has furnished Landlord (i) an affidavit from Tenant listing all contractors and suppliers whom Tenant has contracted with in connection with the work, together with the cost of each contract, and (ii) an affidavit from Tenant’s general contractor listing all subcontractors and suppliers whom the general contractor has contracted with in connection with the work, together with the cost of each contract;

(iv)          Tenant has fully paid for all of the work and has furnished to Landlord a certificate from an officer of Tenant stating that all the work has been paid for and setting forth the total cost of the work ;

(v)           Tenant has furnished Landlord valid, full and final mechanic’s lien releases from the general contractor and all other contractors and suppliers who have performed work or have furnished supplies in excess of $10,000.00 for or in connection with Tenant’s work at the Premises (including all parties listed in the affidavits referenced in [2] above) and such other evidence as Landlord may reasonably request to evidence that no liens can arise from the work. In the event Tenant does not deliver final lien waivers from its general contractor and each supplier and contractor, in lieu of such lien waivers Landlord agrees that Tenant may provide to Landlord an endorsement to the title insurance policy issued by Landlord’s Title insurance company insuring Landlord against any possible mechanic’s liens which might arise as a result of Tenant’s Work. The form and content of the fide endorsement shall be satisfactory to Landlord;

(vi)          Tenant has obtained a certificate of occupancy with respect to the Premises;

(vii)         Tenant is not in Default under this Lease.

(d)           In the event Tenant has satisfied each and, every requirement for the disbursement of any installment of the Tenant Allowance and Landlord fails to pay the Tenant Allowance within twenty (20) days after such conditions are met, then, unless Landlord pays the Tenant Allowance to Tenant within an additional ten (10) days after receipt by Landlord of notice from Tenant advising Landlord that the Tenant Allowance has not been paid, Tenant shall have the right to set off the unpaid amount of the Tenant Allowance, together with interest at the Default Rate accruing from the expiration of the initial thirty (30) day period within which

Landlord is required to pay the Tenant Allowance through the date either Landlord pays the Tenant Allowance or Tenant sets off the unpaid amount of the Tenant Allowance from the Rent that is otherwise payable pursuant to the tern of this Lease. Tenant shall advise Landlord in writing the amount of the Tenant Allowance which is being set off against each installment of Rent as such portion of the Tenant Allowance is so set off. The notice required pursuant to the terms of this paragraph shall be given to Landlord at the address for notices provided in this Lease.

31.           COUNTERPARTS

This Lease Agreement may be executed in multiple counterparts which, when taken together, shall constitute one (1) instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have caused duplicate counterparts of this Lease Agreement to be executed as of the day, month and year first written above.

Signed and Acknowledged in	LANDLORD:
The presence of:
SARCOM PROPERTIES, INC.

/s/ J Clarke
	By:	/s/ Randy Wilcox

/s/ Teresa Cooke	By:

TENANT:

SARCOM DESKTOP SOLUTIONS, INC.

/s/ Richard C. Mills

Richard C. Mills

FIRST AMENDMENT TO

LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is entered into as of the 1st day of December 2002, by and between SARCOM PROPERTIES, INC. (“Lessor”), and SARCOM DESKTOP SOLUTIONS, INC. (“Lessee”).

RECITALS:

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated December 15, 2001 attached hereto as Exhibit A (hereinafter referred to as the “Lease”), pursuant to which Lessee leased approximately 144,000 rentable square feet of space in a certain facility, together with the real estate upon which it is located, and all improvements located therein, located at 8337 Green Meadows Drive, in the City of Lewis Center, State of Ohio (the “Leased Premises”);

WHEREAS, Lessor and Lessee have been affiliates and as of the date hereof continue to be affiliates; and

WHEREAS, Lessor and Lessee each desire to amend the Lease pursuant to the provisions of this First Amendment.

NOW THEREFORE, for and in consideration of the recitals herein above set forth and for other good and valuable consideration the receipt of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.             Incorporation of Recitals and Terms:  The foregoing recitals are hereby incorporated in and made a part of this First Amendment. Unless otherwise defined in the First Amendment to the contrary, all capitalized terms used herein shall have the respective meanings as are ascribed to them in the Lease.

2.             Amendment. Section 2 of the Lease is hereby amended in its entirety to state that “The term of this Lease shall commence on July 1, 2001 and shall terminate on December 31, 2009, unless sooner terminated as provided herein. Notwithstanding the foregoing, Tenant shall have the option to terminate this Lease at any time after December 31, 2004 upon the consummation of a Change in Control (as defined below) of Tenant, in exchange for a termination payment equal to:

Date of Termination of Lease:	Termination Payment

January 1, 2005-December 31, 2005	$500,000
January 1, 2006-December 31, 2006	$400,000
January 1, 2007-December 31, 2007	$300,00
January 1, 2008 – December 31, 2008	$200,000
January 1, 2009-December 31, 2009	$100,000

1

For purposes of this Lease, a “Change in Control” shall occur if:

(i)            any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of Tenant representing 50% or more of the combined voting power of Tenant’s then outstanding securities entitled to vote in the election of directors of Tenant, except that the conversion of debt to equity of the Tenant by the existing bank group shall not constitute a “Change of Control”; or

(ii)           all or substantially all of the assets of Tenant are liquidated or distributed.

3.             Continuing Effect. Except as specifically amended hereby, the Lease shall remain in full force and effect and unmodified.

4.             Counterparts. This First Amendment may be executed in multiple counterparts which, when taken together, shall constitute one (1) instrument.

[SIGNATURE PAGE TO FOLLOW]

2

IN WITNESS WHEREOF, Lessor and Lessee have caused this First Amendment to Lease Agreement to be executed as of the date first above written.

Lessor:		Lessee:

SARCOM PROPERTIES, INC.		SARCOM DESKTOP SOLUTIONS, INC.

By:	/s/ Charles E. Sweet	By:	/s/ Charles E. Sweet

Name:	Charles E. Sweet	Name:	Charles E. Sweet

Title:	President	Its:	President

3

SECOND AMENDMENT TO

LEASE AGREEMENT

This Second Amendment to Lease Agreement (“Second Amendment”) is entered into as of the 22nd day of March, 2004 by and between SARCOM PROPERTIES, INC. (“Lessor”) and SARCOM  DESKTOP SOLUTIONS, INC. (“Lessee”).

Background Information

Lessor and Lessee entered into a certain Lease Agreement dated July 1, 2001 and a First Amendment to Lease Agreement dated December 1, 2002 (hereinafter referred to as “Lease”) pursuant to which Lessee leased approximately 144,000 rentable square feet of space at a certain facility together with the real estate upon which it is located and all improvements located therein at 8337 Greenmeadows Drive, in the City of Lewis Center, State of Ohio (“Premises”).

Lessor and Lessee are desirous of modifying the terms and. conditions of said Lease in the following manner:

Therefore, for and in consideration of the recitals herein set forth and for other good. and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee hereby agree to the following:

Statement of Agreement

Section 1 - Demised Premises. Lessor and.Lessee .hereby agree to reduce thePremises as follows:

(a)           Lessee to vacate an approximately 6,000 square foot area on the northwest  corner  of the first floor of the Premises, said area being that which formerly housed the tech service area. Said square footage to be vacated and returned to Lessor on or before February 29, 2004.

(b)           Lessee to vacate an area of approximately 5,159 square feet on the second floor. Same to be inclusive of the large conference room and two (2) small  conference rooms. Said space shall be vacated and returned to Lessor on or before February 29, 2004;

(c)           Lessee to vacate approximately 17,355 square feet on the southwest corner of the first floor on or before March 31, 2004. Same to be inclusive of the space that contains tthe executive briefing room and the security room.

Lessee covenants to return the space in reasonably clean condition and in good condition and repair, normal wear and tear excepted. Lessor and Lessee will review the space to be vacated and agree upon any maintenance or renovation required to be performed by Lessee as a result of Lessee’s failure to maintain the vacated space in the manner required by the Lease.

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As additional consideration for Lessor releasing said square footage from the Lease, Lessee agrees that it will exercise a buy-out option associated with a certain Lease Agreement for the furniture located in the aforesaid vacated space (“Vacated Furniture”). The Vacated Furniture is set forth on a fixed asset list be attached hereto to this Second Amendment as Exhibit A and should include all furniture currently located in the space to be vacated. Lessee agrees to transfer title to the Vacated Furniture free and clear of any liens and encumbrances and to execute a Bill of Sale setting forth same to Lessor. In consideration of said sale Lessor will grant to the Lessee a rent credit in the amount of Twenty Thousand Dollars ($20,000.00) (the “Rent Credit”).

Lessee shall retain a 572 square foot area of lab space on the first floor and Lessor agrees to install a.door from the lab space into the space currently occupied by Lessee’s security group, which door will serve to demise the space retained by Lessee on the first floor from the space to be vacated by Lessee. Same to be  completed as soon as practical.

Section 3 - Rent. The parties hereby agree that effective as of  December 1, 2004 the monthly Fixed Rental (as defined in the Lease) shall be reduced to Forty Five Thousand Dollars ($45,000.00) per month. Lessor and Lessee acknowledge that Lessee is presently in default in the payment of Fixed Rental under the Lease and is currently obligated to pay Twenty-Five Thousand Dollars ($25,000.00) of rent for December 2003 (because $20,000 has already been paid) (“December 2003 Rent”), $45,000 of rent for January 2004 (“January 2004 Rent”), $45,000 for February 2004 (“February 2004 Rent”), and $45,000 for March 2004 (“March 2004 Rent”). Lessee agrees that such past due amounts will be paid as follows:

Payment	Date Payable	Amount
March 2003 Rent	March 22, 2004	$45,000
December 2003 Rent	March 22, 2004	$5,000(i.e. $25,000 Less the Rent Credit)
January 2004 Rent	April 15, 2004	$45,000
February 2004. Rent .	May 14, 2004	$45,000

Lessor further covenants that commencing on April 1, 2004 to  pay the  new monthly Fixed Rental amount within five (5) business days of the beginning of each month during the lease term in accordance with the terms and conditions of the Leese.

Section 6 - Maintcnance Obligations. Lessor and Lessee further agree to take all reasonable steps to minimize utility costs inthe square footage being vacated by Lessee, by example: lights will be turned off, doors closed and thermostats turned down or off. However, notwithstanding same, Lessee shall continue to pay all utility costs and all costs for the maintenance and upkeep of the entire building as if it is occupying the original Leased Premises and shall continue paying same until the earlier of December 31, 2004 or the date in which any other tenant occupies the vacated space following which its numerator shall be reduced to the actual square footage leased by Lessee divided by the total square footage of the space leased by lessee and the total square footage of the space occupied by a new tenant. Each time a new tenant occupies space the percentage will be recalculated. The aforesaid shall not modify Lessee’s obligation to turn over the Premises in the condition as set forth hereinabove. Lessor

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acknowledges that Lessee will not have any obligation to clean or maintain the space vacated from and after the dates such space is vacated. From and after the date Lessor enters into a lease with a new tenant, Lessor shall be responsible for all repairs, maintenance and replacements to (i) the common areas of the building, (ii) the parking areas, driveways and access roadways serving the building and the Premises, (iii) all utility lines and conduits, pipes, catch basins, manholes, sewer, lighting fixtures and other facilities serving the building and the Premises; and (iv) the roof and structural members of the building including walls and support columns. Lessee shall pay its pro rata share of all such expenses.

Section 7 - Real Estate Taxes and Assessments. Lessor and Lessee hereby agree and acknowledge that Lessee on a “Net Lease” basis is responsible for  all real estate taxes for the 144,000  rentable square feet of the Premises for the calendar year 2003 which are due and payable in June 2004. Commencing with first half 2004 real estate taxes which will be billed and due at the beginning of 2005, Lessee shall pay a prorated portion of the real estate taxes and insurance based on the total square footage of space leased by Lessee versus the total square footage of leasable space at 8337 Greenmeadows Drive.

Section 8 - Leasing of Vacated Space. Lessee agrees to take all reasonable steps to provide assistance to Lessor in releasing of the vacated space to a new  tenant. Same to include but not limited to allowing Lori Emery or other employees designated by Lessee to be a primary contact for the showing of the vacated space to perspective tenants and coordinate the activity of brakes selected and retained by Lessor.

(a)           To work with Lessor in modifying or determining solutions for data and voice cabling, security, parking and signage for new tenants provided such support does not include Lessee incurring any additional out-of-pocket costs.

(b)           Lessor and Lessee hereby agree to negotiate in good faith to determine any market rate payments from Lessor to Lessee for services to be provided by Lessee to Lessor in connection with the vacated premises including but not limited to cleaning, telephone. ISP, etc. and to determine a market .rate rental to be paid, by Lessee to Lessor for Lessee’s use of the conference room on the first floor of the Demised Premises during such period of time in which said conference room is not leased to any other tenant. [Should the executive briefing room also be included here?]

(c)           All other terms and conditions of said Lease shall remain in full force and effect and in the event of a contradiction or inconsistency between the Lease and this Second Amendment, the teams and conditions of this Second Amendment shall prevail.

(d)           Lessor and Lessee acknowledge that one of the purposes of     this Second Amendment is to resolve any and all defaults that may currently exist under the Lease and that this Second                Amendment is being entered into in good faith in order to to accomplish a fair settlement of any defaults under the Lease and to resolve all disputes between Lessor and Lessee with respect to the Lease.

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Section 9 - Multi-Tenant Building. The parties  acknowledge that, except as expressly provided in this Second Amendment, Lessee shall, from and  after the date of this Second Amendment, be responsible only for its pro rata share of common area maintenance and utility expenses, taxes and insurance incurred in connection with the ownership and operation of the building and the premises. Lessee shall reimburse Lessor for its pro rata share of all such expenses. Lessee’s pro rata share will be 80.20% on the date all of the space to be vacated is returned to Lessor.

Lessee shall have the right to audit operating expenses as reported by Lessor, for accuracy and compliance with the Lease. Lessor and its agents shall reasonably cooperate with Lessee to perform any such audit. If  such  audit determines that Lessor has billed Lessee in excess of the actual operating expenses incurred by  Lessor and allowed per the Lease, then Lessor shall reimburse Lessee for the amount of the variance, and if said variance is in excess of 5% of the total operating expenses, Lessor shall reimburse Lessee for the actual cost of performing the audit.

Witness our hands this 19th day of March, 2004.

SARCOM PROPERTIES, INC.

By: /s/ James R. Wilcox
Print Name:
Print Title:

SARCOM DESKTOP SOLUTIONS, INC.

By: /s/ Charles E. Sweet
Print Name: Charles E. Sweet
Print Title: Chairman

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